As filed with the Securities and Exchange Commission on October 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLACK RIDGE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	82-1659427
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Black Ridge Oil & Gas, Inc.

110 North 5th Street, Suite 410

Minneapolis, Minnesota 55403

(952) 426-1241

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ken DeCubellis, Chief Executive Officer

Black Ridge Acquisition Corp.

c/o Black Ridge Oil & Gas, Inc.

110 North 5th Street, Suite 410

Minneapolis, Minnesota 55403

(952) 426-1241

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 - Facsimile	Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP Met Life Building 200 Park Avenue New York, NY 10166 Telephone: (212) 801-9200 Facsimile: (212) 801-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-220516

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, one Right and one Warrant (2)	2,300,000 Units	$10.00	$23,000,000	$2,665.70
Shares of Common Stock included as part of the Units(2)	2,300,000 Shares	-------	-------	-------(3)
Rights included as part of the Units(2)	2,300,000 Rights	-------	-------	-------(3)
Warrants included as part of the Units(2)	2,300,000 Warrants	-------	-------	-------(3)
Shares of Common Stock underlying the Rights included in the Units	230,000 Shares	-------	-------	-------(3)
Units underlying Representative’s Unit Purchase Option (“Representative’s Units”)	100,000 Units	$11.50	$1,150,000	$133.29
Shares of Common Stock included as part of the Representative’s Units	100,000 Shares	-------	-------	-------(3)
Rights included as part of the Representative’s Units	100,000 Rights	-------	-------	-------(3)
Warrants included as part of the Representative’s Units	100,000 Warrants	-------	-------	-------(3)
Shares of Common Stock underlying the Rights included in the Representative’s Units	10,000 Shares	-------	-------	-------(3)
Total			$24,150,000	$3006.68

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 300,000 Units, 300,000 shares of Common Stock, 300,000 Rights and 300,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Black Ridge Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-220516) (the “Prior Registration Statement”), initially filed by the Registrant on September 18, 2017 and declared effective by the Securities and Exchange Commission on October 4, 2017.

This Registration Statement covers the registration of (i) an additional 2,300,000 of the Registrant’s units, each consisting of one share of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), one right (“Right(s)”) and one warrant (“Warrant(s)”), including 300,000 units that may be purchased by the underwriters to cover over-allotments, if any; (ii) an additional 230,000 of the Registrant’s shares of Common Stock underlying the above-referenced Rights; (iii) 100,000 of the Registrant’s units (“Representative’s Units”) underlying the Representative’s Unit Purchase Option, each consisting of one share of the Registrant’s Common Stock, one Right and one Warrant; and (iv) an additional 10,000 of the Registrant’s shares of Common Stock underlying the Rights included in the Representative’s Units.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 5, 2017), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 5, 2017.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-220516 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23	Consent of Marcum LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 4th day of October, 2017.

BLACK RIDGE ACQUISITION CORP.

By:	/s/ Ken DeCubellis
Name: Ken DeCubellis
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ken DeCubellis, Michael Eisele and James Moe his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ken DeCubellis	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 4, 2017
Ken DeCubellis

/s/ James Moe	Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2017
James Moe

/s/ Bradley Berman	Director	October 4, 2017
Bradley Berman

/s/ Benjamin Oehler	Director	October 4, 2017
Benjamin Oehler

/s/ Joseph Lahti	Director	October 4, 2017
Joseph Lahti

/s/ Lyle Berman	Director	October 4, 2017
Lyle Berman